UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Catalyst Pharmaceuticals, Inc.

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Catalyst Pharmaceuticals, Inc.

355 Alhambra Circle, Suite 1250

Coral Gables, Florida 33134

(305) 420-3200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Catalyst Pharmaceuticals, Inc., a Delaware corporation, will be held on Thursday, May 23, 2019, at 9:00 a.m., local time, at the Hyatt Regency Coral Gables, located at 50 Alhambra Plaza, Coral Gables, Florida, 33134, for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

(1)	To elect six directors to serve a term of one year or until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;

(2)	To approve, on an advisory basis, the 2018 compensation of our named executive officers as set forth herein;

(3)	To approve, on an advisory basis, the frequency of stockholder votes on the compensation of our named executive officers;

(4)	To ratify Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

(5)	To transact such other business as may properly come before the meeting.

Pursuant to our bylaws, our Board of Directors has fixed the close of business on Friday, March 29, 2019 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A FORM OF PROXY IS ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2019: The 2019 Proxy Statement and our 2018 Annual Report are available at: http://ir.catalystpharma.com/annual-proxy.cfm.

BY ORDER OF THE BOARD OF DIRECTORS

Philip B. Schwartz

Corporate Secretary

April 15, 2019

Catalyst Pharmaceuticals, Inc.

355 Alhambra Circle, Suite 1250

Coral Gables, Florida 33134

(305) 420-3200

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors (“Board”) of Catalyst Pharmaceuticals, Inc., a Delaware corporation (“we” or the Company”), for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 23, 2019, at 9:00 a.m., local time, at the Hyatt Regency Coral Gables, located at 50 Alhambra Plaza, Coral Gables, Florida 33134. The approximate date on which this statement and the enclosed proxy will be sent to stockholders will be April 15, 2019. The form of proxy indicates a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If signed but no space is marked, it will be voted upon by the persons named at the meeting: (i) for the election of six persons to our Board of Directors to serve until the 2020 annual meeting of stockholders or until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal; (ii) for the approval, on an advisory basis, of the 2018 compensation of our named executive officers as set forth herein; (iii) for the approval, on an advisory basis, the frequency of stockholder votes on the compensation of our named executive officers; (iv) for the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and (v) in their discretion, upon such other business as may properly come before the meeting.

Representatives of Grant Thornton LLP, our independent registered public accounting firm, are expected to attend the Annual Meeting.

We will bear the cost of the Board’s proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally and by telephone and e-mail, all without extra compensation.

At the close of business on Friday, March 29, 2019 (the “Record Date”), we had outstanding 102,804,257 shares of our common stock, par value $0.001 per share. Each share of our common stock entitles the holder thereof on the Record Date to one vote on each matter submitted to a vote of stockholders at the Annual Meeting. Only stockholders at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of our common stock. In the event that there are not sufficient proxies for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Shares represented by proxies that are marked “abstain” or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals. Directors shall be elected based on a plurality of the votes cast at the meeting. All other matters to be considered for approval at the Annual Meeting will be approved by a majority of the votes cast for and against such matter at the meeting.

A list of the stockholders entitled to vote at the Annual Meeting will be available at our principal executive office located at 355 Alhambra Circle, Suite 1250, Coral Gables, Florida 33134 for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. The list will also be available for inspection at the Annual Meeting by any stockholder who is present.

Whether or not you plan to attend the Annual Meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States.

A STOCKHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A LATER-DATED WRITTEN NOTICE TO OUR CORPORATE SECRETARY, BY EXECUTING A LATER-DATED PROXY, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROPERLY EXECUTED PROXIES WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

OUR BOARD OF DIRECTORS

We identify and describe below the key experience, qualifications and skills our directors bring to the Board that are important in light of our business and structure. The directors’ experiences, qualifications and skills that were considered in their re-nomination are included in their individual biographies.

Name	Age	Position(s)
Patrick J. McEnany	71	Chairman, President and Chief Executive Officer
Philip H. Coelho (1)(3)	75	Director
Richard Daly (2)(3)	57	Director
Donald A. Denkhaus (1)(3)	73	Director
Charles B. O’Keeffe (1)(2)(3)	79	Lead Independent Director
David S. Tierney, M.D. (2)(3)	55	Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Patrick J. McEnany is a co-founder of our company and currently serves as our Chairman, President and Chief Executive Officer (“CEO”). Mr. McEnany has been our CEO and a director since our formation in January 2002. He became Chairman and President in March 2006. From 1999 to 2002, Mr. McEnany was a consultant to the pharmaceutical industry. From 1991 to 1997, Mr. McEnany was Chairman and CEO of Royce Laboratories, Inc., a generic pharmaceutical manufacturer. From 1997 to 1998, after the merger of Royce into Watson Pharmaceuticals, Inc., Mr. McEnany served as president of the wholly-owned Royce Laboratories subsidiary and vice president of corporate development for Watson Pharmaceuticals, Inc. From 1993 to 1997, he also served as vice chairman and a director of the National Association of Pharmaceutical Manufacturers. He currently serves on the board of directors of the Jackson Health Foundation and the Humane Society of Greater Miami, and over the last 30 years has served as a director for numerous public companies. The Board believes the characteristics that qualify Mr. McEnany for election to the Board include his long-term experience in the pharmaceutical industry and his business leadership experience.

Philip H. Coelho has been a member of our Board since October 2002 and currently chairs the Nominating & Corporate Governance Committee of our Board. Mr. Coelho is currently Chief Technology Officer of ThermoGenesis Corp., a wholly owned subsidiary of Cesca Therapeutics, a leading regenerative medicine company that develops, commercializes and markets a range of automated technologies for cell-based therapeutics. ThermoGenesis Corp., provides a full suite of solutions for automated clinical biobanking, point-of-care applications, and automation for immuno-oncology. Until July 2017, Mr. Coelho served as Co-Founder and Chief Technology Officer of SynGen, Inc. a company enabling regenerative cures through the application of innovative engineering and President of PHC Medical, Inc., a company providing consulting services for enterprises in the medical device related cell therapy field. Previously, from October 1986 until 2008, Mr. Coelho founded and was employed by ThermoGenesis Corp., at the time a company focused on the blood processing and hospital/woundcare markets. Mr. Coelho was Chairman and Chief Executive Officer of ThermoGenesis from December 1989 until May 2007 and served as its Chief Technology Architect from June 2007 until May 2008. From October 1986 to September 1989, Mr. Coelho held the position of Vice President and Director of Research, Development and Manufacturing with ThermoGenesis. Prior to his association with ThermoGenesis, from October 1983 to October 1986 Mr. Coelho was President of Castleton, Inc., a company that developed and licensed ultra-rapid heat transfer technology to ThermoGenesis. Mr. Coelho currently serves on the board of directors of Mediware Information Systems, Inc. and Ampio Pharmaceuticals, Inc. Mr. Coelho holds a Bachelor of Science degree in Mechanical Engineering from the University of California, Davis. The Board believes the characteristics that qualify Mr. Coelho for election to the Board include his long-term experience in the pharmaceutical industry and his business leadership experience.

Richard J. Daly joined our Board in February 2015. Mr. Daly currently serves as Chief Operating Officer of BeyondSpring Pharma, a pre-commercial company focused on cancer with assets in late Phase 3. From 2016 until mid-2018, Mr. Daly served as Chairman and CEO of Neuralstem, Inc., a biopharmaceutical company focused on the development of central nervous system therapies based on its neuronal stem cell technology. Until October 2014, Mr. Daly served as President of AstraZeneca US Diabetes, where he led all commercial and medical plans and objectives for a $1.2 billion, 3,000-employee division, including the successful launch of an orphan/rare disorder drug, Myalept, for Lipodystrophy. Mr. Daly currently serves on the board of directors of Opiant Pharmaceuticals, where he serves on the Compensation and Audit Committees of the board of directors. From June of 2015 to June of 2018 Mr. Daly also served on the Board of Directors of Synergy Pharmaceuticals, where he chaired the Nominations/Corporate Governance Committee and was a member of the Compensation Committee. Mr. Daly received his Bachelor of Science in Microbiology from the University of Notre Dame in 1983 and his MBA from the Kellogg School of Management, Northwestern University in 1998. The Board believes that the characteristics that qualify Mr. Daly for election to the Board include his significant pharmaceutical industry experience and his experience in launching and managing sales of numerous pharmaceutical products, including several products that are used to treat orphan/rare diseases.

Donald A. Denkhaus joined our Board in February 2015 and currently chairs the Audit Committee of our Board. Since 2005, Mr. Denkhaus has been Chairman and Chief Financial Officer of The Kitchen, LLC, a company providing language dubbing and subtitling services to the television industry. From 1970 through 2002, Mr. Denkhaus, who is a retired certified public accountant, worked for Arthur Andersen LLP, a global professional services organization, where he was an audit partner for twenty-two years and held numerous leadership positions, including as head of Andersen’s South Florida audit practice and, from 1998 through 2002, as Audit Practice Partner responsible for Andersen’s offices in Florida and Puerto Rico. From 2010 to 2013, Mr. Denkhaus was Chair of Nuovo Biologics, a privately held biotech company currently seeking FDA approval of an antiviral drug for animal use, and, from 2004 until its sale in 2009, Mr. Denkhaus served on the board of directors and as chair of the audit committee of Noven Pharmaceuticals, a publicly-traded specialty pharmaceutical company focused on women’s health and psychiatry. Mr. Denkhaus received a Masters in Business Administration degree with a major in finance from the University of Maryland and a Bachelors of Business Administration with a major in accounting from Kent State University. The Board believes that the characteristics that qualify Mr. Denkhaus for election to the Board include his extensive financial experience and his prior experience serving as a director of two pharmaceutical companies, one of which was publicly-traded.

Charles B. O’Keeffe has served as a member of our Board since December 2004 and became our lead independent director in July 2011. Mr. O’Keeffe also served as a consultant to us from December 2004 until June 2011. Mr. O’Keeffe is a Professor in the Departments of Pharmacology, Epidemiology and Community Health at Virginia Commonwealth University (“VCU”), and has served in such capacity since January 1, 2004. Mr. O’Keeffe joined VCU after retiring as President and Chief Executive Officer of Reckitt Benckiser Pharmaceuticals, Inc., a position Mr. O’Keeffe held from 1991 until 2003. As President of Drug Abuse Rehabilitation Services (from 1970 until 1971), he developed the first child-resistant, abuse-resistant vehicle for dispensing methadone. He served as president of Washington Reference Laboratories from 1972 until 1975, which provided toxicology services to the Department of Defense during the Vietnam War. He has served in the White House (from 1970 until 1973 and from 1976 until 1980) for three presidents—as advisor, special assistant for international health and deputy director for international affairs in the Office of Drug Abuse Policy—and has served on U.S. delegations to the World Health Assembly and the U.N. Commission on Narcotic Drugs. The Board believes the characteristics that qualify Mr. O’Keeffe for election to the Board include his business leadership experience and his long-time experience in the pharmaceutical industry.

David S. Tierney, M.D. has served as a member of our Board since October 2002 and currently chairs the Compensation Committee of our Board. Dr. Tierney currently serves as President & CEO and Director of BiopharmX, Inc., a dermatology specialty pharmaceutical company. From January 2014 until March 2018 served and President & CEO of Icon Bioscience, Inc., a privately held ophthalmic drug delivery company. Dr. Tierney served as President and Chief Operating Officer (and a member of the board of directors) of Oceana Therapeutics, Inc., a private specialty pharmaceutical company between the organization of that company in 2008 and the sale of that company to Salix Pharmaceuticals, Ltd. in December 2011. Dr. Tierney also served as the President and CEO (and as a member of the board of directors) of Valera Pharmaceuticals, Inc. a specialty pharmaceutical company, between August 2000 and April 2007, when Valera completed a merger with Indevus Pharmaceuticals, Inc. Further, from January 2000 to August 2000, Dr. Tierney served as President of Biovail Technologies, a division of Biovail Corporation, a Canadian drug delivery company, where he was responsible for all of Biovail’s research and development, regulatory and clinical activities. Finally, from March 1997 to January 2000, Dr. Tierney was Senior Vice President of Drug Development at Roberts Pharmaceutical Corporation, where he was responsible for all research and development activities, and for drug development, medical affairs, worldwide regulatory affairs and chemical process development, as well as being part of the executive management team, and from December 1989 to March 1997, Dr. Tierney was employed by Élan Corporation, a pharmaceutical company, in a variety of management positions. Dr. Tierney is also a director of Kempharm, Inc. Dr. Tierney received his medical degree from the Royal College of Surgeons in Dublin, Ireland and was subsequently trained in internal medicine. The Board believes the characteristics that qualify Dr. Tierney for election to the Board include his business leadership experience and his pharmaceutical industry experience.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our officers and directors and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in their ownership of common stock. Officers, directors, and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations made to us that no other reports were required, during the year ended December 31, 2018 all Section 16(a) filings required to be filed by our officers, directors, and greater than 10% stockholders were timely filed.

Independent Directors

As required under applicable NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, the Board has affirmatively determined that all of our directors (other than Mr. McEnany, who serves as our CEO) are “independent directors” within the meaning of the applicable NASDAQ listing standards.

Corporate Governance

Our Board and management are committed to utilizing good corporate governance practices to ensure we are managed for the long-term benefit of our stockholders. We have in place a variety of policies and practices to promote good corporate governance. A majority of our Board is independent, in accordance with applicable NASDAQ listing standards, and all members of the Audit Committee, Compensation Committee, and Nominating & Corporate Governance Committee of our Board also meet applicable NASDAQ listing standards for independence. We have also established:

•

written charters for the Audit, Compensation, and Nominating & Corporate Governance Committees that address corporate governance practices in accordance with the Sarbanes-Oxley Act, current NASDAQ corporate governance guidelines, and other applicable rules and regulations;

•	a Code of Business Conduct and Ethics applicable to our officers, directors, and employees;

•	a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and

•	disclosure control policies and procedures.

The Nominating & Corporate Governance Committee is responsible for establishing and reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Among the matters addressed by our corporate governance guidelines are:

•

Director Independence – Independent directors shall constitute at least a majority of our Board and of our Board committees in accordance with the independence standards set forth in the applicable NASDAQ listing standards.

•	Executive Sessions of Independent Directors – Our independent directors regularly meet in executive sessions without management present.

Copies of our Code of Business Conduct and Ethics can be found on the corporate governance page of the Investor Relations section of our website, which is located at http://ir.catalystpharma.com/governance.cfm.

Board Diversity

In carrying out its function to nominate candidates for election to our Board, the Nominating & Corporate Governance Committee considers the mix of skills, experience, character, commitment and diversity. The committee construes diversity as meaning a variety of opinions, perspectives and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our Board at that point in time.

Leadership Structure

Patrick J. McEnany serves as both our Chairman of the Board and CEO. The Board and its independent members believe that the most effective board leadership structure at the present time is for the CEO to serve as both Chairman of the Board and CEO, a structure that has served us well in the past. The independent members of the Board believe that because the CEO is ultimately responsible for our day-to-day operations and for executing our strategy, and because our performance is an integral part of the deliberations undertaken by the Board, the CEO is the director best qualified to act as the Chairman of the Board. The Board reserves the authority to modify this structure to best address and advance the interests of all stockholders, as and when appropriate.

The Board believes that independent oversight of management is also an important component of an effective board of directors. The Board believes that, for the reasons set forth below, our existing corporate governance practices achieve independent oversight and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our officers. These governance practices are reflected in our various committee charters, which are available on our website at www.catalystpharma.com. Some of the relevant processes and other corporate governance practices include:

•

At each regularly scheduled Board meeting, all of our independent directors meet in an executive session without Mr. McEnany. In these executive sessions, the independent directors deliberate on matters such as those involving the performance of our officers.

•	Each of our directors is elected annually by our stockholders.

•

All of our directors, except for Mr. McEnany, are independent directors. Each director is an equal participant in decisions made by the full Board. All of the committees of the Board are comprised of only independent directors.

Lead Independent Director

The Board has appointed a non-management director to serve in a lead capacity (the “Lead Independent Director”) to perform such duties and responsibilities as the Board may determine. Charles B. O’Keeffe serves as the Lead Independent Director. The role of the Lead Independent Director includes:

•	in consultation with the Chairman, determining the length and timing of Board meetings, including regular and special meetings;

•	determining the agenda and materials to be provided to directors in advance of each meeting of the Board;

•	serving as chair of executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board;

•	serving as liaison between the Chairman of the Board and the other independent directors;

•	overseeing the Board’s stockholder communication policies and procedures; and

•	calling meetings of independent directors.

Board Meetings and Attendance at Board and Board Committee Meetings

During 2018, our Board held six meetings and took actions by unanimous written consent on six occasions. For 2018, all of our directors attended at least 75% or more of the aggregate number of meetings held by our Board and the Board committees on which they served. All of the members of our Board attended the 2018 Annual Meeting of Stockholders which was held on May 24, 2018. Directors are encouraged, but not required, to attend the Annual Meeting in person.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of our company, and such other duties as directed by the Board. The committee’s purpose is to oversee our accounting and financial reporting processes, the audits of our financial statements, the qualifications of the independent registered public accounting firm engaged as our independent auditor to prepare or issue an audit report on our financial statements, and the performance of our internal and independent auditors. The committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, our processes to manage business and financial risk, and compliance with applicable legal, ethical, and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditor.

The Board has determined that Donald A. Denkhaus, the current chair of the Audit Committee, and Philip H. Coelho, a former chair of and a current member of the Audit Committee, are each an “audit committee financial expert” as defined in Regulation S-K under the Exchange Act.

The Audit Committee held four meetings in 2018 and took one action by written consent. The Audit Committee operates under a written charter which describes the role, responsibilities, and functioning of the Audit Committee. The Audit Committee’s charter can be found at http://ir.catalystpharma.com/governance.cfm.

Compensation Committee

The role of the Compensation Committee is to discharge the Board’s responsibilities related to compensation of our executive officers, to produce an annual report on executive compensation for inclusion in our Proxy Statement, and to oversee and advise the Board on the adoption of policies that govern our compensation programs, including our stock incentive plans and our benefit plans. The Compensation Committee held five meetings in 2018 and took three actions by unanimous written consent. The Compensation Committee operates under a written charter which describes the role, responsibilities, and functioning of the Compensation Committee. A copy of this charter can be viewed on our website at http://ir.catalystpharma.com/governance.cfm. Pursuant to its charter, the Compensation Committee has authority to retain compensation consultants to assist in its evaluation of executive and director compensation.

Nominating & Corporate Governance Committee

The role of the Nominating & Corporate Governance Committee is to appoint nominees for election to our Board, to identify and recommend candidates to fill vacancies between annual stockholder meetings, to review, evaluate and recommend changes to our corporate governance policies, and to review our policies and programs that relate to matters of corporate responsibility, including public issues of significance to our company and our stockholders. The Nominating & Corporate Governance Committee (“N&CG Committee”) held one meeting in 2018. The N&CG Committee operates under a written charter which describes the role, responsibilities, and functioning of the N&CG Committee. A copy of the N&CG Committee’s charter can be found on our website at http://ir.catalystpharma.com/governance.cfm.

Risk Oversight

Risk oversight is administered through the Board as a whole. The Board does not believe that risk management issues have an effect on our leadership structure. The Board provides feedback to management at regularly held Board meetings. The independent directors meet in executive session at each meeting of the Board and provide insight to our management on a variety of topics, including risk oversight.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for our internal control over financial reporting, the financial reporting process and preparation of our financial statements. Grant Thornton LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and to issue a report thereon. Grant Thornton LLP is also responsible for auditing our internal control over financial reporting in accordance with the standards of the PCAOB. The Audit Committee’s responsibility is to select the independent auditors and to monitor and oversee these processes.

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Auditing Standard No. 1301 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of our financial statements is compatible with maintaining the independent auditors’ independence. During such discussions, the independent auditors confirmed that, as of December 31, 2018, they were independent accountants with respect to our company within the meaning of applicable federal securities laws and the requirements of the PCAOB.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the reports and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board that our audited financial statements for fiscal 2018 be included in our Annual Report on Form 10-K for the year ended December 31, 2018.

The Audit Committee has also reviewed all non-audit services being provided by the independent auditors and has concluded that the provision of such services has been compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has discussed these matters with representatives of the independent auditors and our management and will monitor our compliance with any new restrictions as they are put in place to continue to ensure that the services provided by our independent accountants are compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee

Donald A. Denkhaus (Chair)

Philip H. Coelho

Charles B. O’Keeffe

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above shall not be incorporated by reference into any such filings.

INDEPENDENT AUDITOR FEES

The following table represents fees for professional audit and other services rendered by Grant Thornton LLP for the fiscal years ended December 31, 2018 and 2017.

	2018	2017
Audit fees (1)	$227,370	$262,930
Audit-related fees	—	—

Total audit fees	227,370	262,930
Tax fees	—	—
All other fees	—	—

Total fees	$227,370	$262,930

(1)

Represents aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of our financial statements included in our Annual Report on Form 10-K, for their reviews of our quarterly reports during 2018 and 2017, and for their report on the effectiveness of our internal control over financial reporting as of December 31, 2018 and December 31, 2017. Includes, for 2018, $7,950 in fees in connection with our registration statement on Form S-8 (Registration No. 333-226008). Also includes, for 2017, aggregate fees of $40,300 in connection with our registration statement on Form S-3 (Registration No. 333-219259).

OUR MANAGEMENT TEAM

Officers

The following list reflects our officers, as of the date of this proxy, the capacity in which they serve us, and when they assumed office:

Name	Position(s)	Age	Officer Since
Patrick J. McEnany	Chairman, President and Chief Executive Officer	71	January 2002

Steven R. Miller, Ph.D.	Chief Operating Officer and Chief Scientific Officer	57	April 2007

Alicia Grande, CPA, CMA	Vice President, Treasurer and Chief Financial Officer	48	January 2007

Gary Ingenito, M.D., Ph.D.	Chief Medical Officer and Head of Regulatory Affairs	63	June 2015

Brian Elsbernd, J.D.	Chief Compliance Officer and Chief Legal Officer	55	February 2016

Daniel J. Brennan	Chief Commercial Officer	51	June 2018

Officers’ Business Experience

Patrick J. McEnany. The business experience of Patrick J. McEnany is included above in “Our Board of Directors.”

Steven R. Miller, Ph.D., has served as Chief Operating Officer since January 2011 and as our Chief Scientific Officer since October 2009. Previously, commencing in April 2007, Dr. Miller was our Vice President of Pharmaceutical Development and Project Management. Dr. Miller has worked in the healthcare industry for over 30 years. Prior to joining us, Dr. Miller spent 15 years with various divisions of Watson Laboratories, a subsidiary of Watson Pharmaceuticals, Inc., most recently as Executive Director of R&D Operations. In this capacity, Dr. Miller managed a team of 75 in the testing of all R&D products for clinical trials, including method valuation, stability testing, operation of the R&D pilot plant, and assembly of the CMC section of drug applications, in addition to other responsibilities. Prior to holding this position, Dr. Miller was Director of Technology Transfer for Watson Laboratories, and Vice President of Research and Product Development for Royce Laboratories, which was subsequently acquired by Watson Laboratories. Prior to joining Royce Laboratories, Dr. Miller was Group Leader and Senior Scientist at Dade Behring. Prior to that, he served as an Analytical Chemist at the U.S. Food & Drug Administration. Dr. Miller received his Bachelor of Science Degree in Chemistry from the University of Maryland and his Ph.D. from the University of Miami.

Alicia Grande, CPA, CMA, has served as our Vice President, Treasurer and Chief Financial Officer since December 2011 and as our Chief Accounting Officer since January 2007. Prior to joining Catalyst, since 2003 Ms. Grande was employed by The Hackett Group, Inc. (formerly known as Answerthink, Inc.), a publicly traded information technology consulting services company. Ms. Grande served in various capacities with The Hackett Group, most recently as Senior Director of Finance, and was responsible for all external and SEC financial reporting. Ms. Grande also served as head of The Hackett Group’s

Sarbanes-Oxley Act compliance team. Prior to joining The Hackett Group, Ms. Grande was employed in public accounting, and she began her career with Arthur Andersen LLP. Ms. Grande earned a Bachelor of Science degree in business administration, with majors in accounting and finance, from Syracuse University and a master of accounting degree from Florida International University.

Gary Ingenito, M.D., Ph.D., joined us as our Chief Medical Officer in June 2015 and became our Head of Regulatory Operations in February 2016. Prior to joining Catalyst, Dr. Ingenito spent more than 25 years in the field of pharmaceutical development; including drugs, biologics, and combination products. During this time, Dr. Ingenito has held executive responsibilities for clinical research, regulatory, drug safety, and medical affairs at pharmaceutical companies and contract research organizations. Dr. Ingenito initially joined Sandoz Pharmaceuticals in the neuroendocrine group and progressed to become head of medical affairs. He spent 8 years at Otsuka Pharmaceuticals, overseeing the approval of anti-infective, cardiovascular, and central nervous system products. Dr. Ingenito has also held positions at Corning-Besselaar, SFBC International, Angiotech Pharmaceuticals, Biotest Pharmaceuticals, and, most recently at Boehringer-Ingelheim Pharmaceuticals, where he served as head of regulatory affairs North America for biosimilars. After obtaining his bachelor of arts degree from The Johns Hopkins University, Dr. Ingenito earned his medical degree at Jefferson Medical College, and a Ph.D. in philosophy from Thomas Jefferson University. He completed a post-graduate residency in neurology at the University of Miami, Jackson Memorial Hospital.

Brian Elsbernd, J.D. joined us in February 2016 as our Sr. Vice President of Legal and Compliance and became our Chief Compliance Officer and Chief Legal Officer effective January 1, 2019. Prior to joining Catalyst, Mr. Elsbernd was, from 2004 until February 2016, employed in various capacities with Mallinckrodt Pharmaceuticals and its predecessors, including as Senior Director of U.S. Healthcare Compliance. At Mallinckrodt, he was involved in the building of their formal compliance program including providing leadership and vision on ethics and business conduct while also managing multiple other legal and business functions. Before joining Mallinckrodt, Mr. Elsbernd was an associate at Proskauer Rose LLP, within its Health Care practice group, representing health care providers nationwide in matters pertaining to regulatory and administrative law, transactional matters, litigation, and reimbursement issues. Mr. Elsbernd holds a Bachelor of Arts degree in history from the University of Illinois-Urbana and a law degree from the Saint Louis University School of Law.

Daniel J. Brennan joined us in June 2018 as our Chief Commercial Officer. Mr. Brennan has over 20 years of experience in the pharmaceutical industry. Most recently, from October 2016 to May 2018, Mr. Brennan served as the Chief Operating Officer at Edge Therapeutics, where he was responsible for pre-commercialization activities of the company’s lead product targeting rare neurological conditions. Prior to joining Edge Therapeutics, from November 2015 to August 2016, Mr. Brennan served as Chief Operating Officer and Executive Vice President of Insys Therapeutics. Prior thereto from July 2009 to October 2015, Mr. Brennan held multiple leadership positions at Lundbeck U.S., including serving as Vice President and Group General Manager of Lundbeck’s U.S. Neurology Business Unit and Business Development group. Throughout his time in these positions, Lundbeck’s U.S. Neurology group launched four specialty orphan products. Prior to Lundbeck, Mr. Brennan was at Abbott Laboratories, where he served as Divisional Vice President and General Management of the Acute Care Hospital Business Unit. Previously, from 1997 to 2007, Mr. Brennan served in various sales, marketing and new product development roles with Eli Lilly and Company. Mr. Brennan holds a B.A. from the University of Notre Dame and M.B.A. from the Kellogg Graduate School of Business at Northwestern University.

Family Relationships

There are no family relationships between or among any of our directors and/or officers.

COMPENSATION – DISCLOSURE AND ANALYSIS

The role of the compensation committee in setting executive officer compensation

The Compensation Committee establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of base and incentive compensation to our executive officers and administers our 2014 Stock Incentive Plan (the “2014 Plan”) and our 2018 Stock Incentive Plan (the “2018 Plan” and, together with the 2014 Plan, the “Plans”). Our Compensation Committee consists of three members, each of whom is independent as that term is defined in the Sarbanes-Oxley Act of 2002 and the rules and regulations that have been promulgated thereunder and under the Exchange Act, and in the applicable NASDAQ listing standards.

Executive officers

During 2018, our Board designated that our “executive officers” (as that term is defined in the rules and regulations under the Exchange Act) are our Chief Executive Officer (Patrick J. McEnany), our Chief Operating and Chief Scientific Officer (Dr. Steven Miller), our Chief Financial Officer (Alicia Grande), our Chief Medical Officer (Dr. Gary Ingenito), and our Chief Commercial Officer (Daniel Brennan) . Mr. McEnany, Dr. Miller, Ms. Grande, and Dr. Ingenito were employed by us for all of fiscal 2018. Mr. Brennan joined us in June 2018, and, effective, January 1, 2019, Brian Elsbernd, our Chief Compliance and Chief Legal Officer, was designated as an executive officer.

Overview of executive officer compensation

In evaluating executive compensation, our Compensation Committee receives third-party data and analysis on market trends and competitive practices from its independent compensation consultant. The Compensation Committee also receives and considers the recommendations of our Chief Executive Officer with respect to goals and compensation of executive officers. Our Compensation Committee assesses the information it receives in accordance with its business judgment. Our Chief Executive Officer is not present when his compensation is discussed by the Compensation Committee.

Our Compensation Committee believes that our executive officers are instrumental to our success. To that end, our compensation program is designed around the following:

Pay Element	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive level of compensation that reflects position responsibilities, strategic importance of the position and individual experience.

Short-Term Incentive (Annual Bonus)	Cash (Fixed)	Provides a cash-based award that recognizes the achievement of corporate goals in support of an annual business plan.

Long-Term Incentive	Equity (Variable)	Provides incentives for management to execute financial and strategic growth goals that support long-term stockholder value creation and our ability to recruit, retain and motivate key executives.

We also offer health and other insurance benefits to each of our employees, including our executive officers, and the benefits available to our executive officers are equal to the benefits available to all employees. No other perquisite benefits are available to our executive officers.

Process of setting 2018 executive officer compensation

In December 2017, our Compensation Committee engaged Radford (an Aon Hewitt Company), an independent compensation consultant, to provide advice and recommendations relating to our executive and non-executive compensation arrangements. Radford assisted the Compensation Committee in determining an appropriate peer group to evaluate the Company’s executive compensation group for alignment with governance and market best practices, and to provide recommendations as to an appropriate compensation philosophy to guide the Compensation Committee in determining executive officer base, bonus and equity compensation for 2018 and future years.

In December 2017, after discussions with Radford, our Compensation Committee revised our peer group. The revised peer group was selected based on the following criteria: (i) publicly traded, pre-commercial therapeutics/biotechnology companies; (ii) companies in the late stage of development of a product (Phase 3) and companies that were currently in the regulatory approval process; (iii) companies with market capitalization of between $200 million and $1 billion; and (iv) companies with less than 100 employees.

The following table presents the peer group selected in late 2017 by the Compensation Committee following its discussions with Radford for setting executive officer compensation. The Compensation Committee believed when it selected this peer group that this peer group was appropriate from a strategic/stage of development and market capitalization prospective based on the above-defined criteria.

Achaogen	Adamas Pharmaceuticals	Akebia Therapeutics
Alder BioPharmaceuticals	Ardelyx	AVEO Pharmaceuticals
Cara Therapeutics	ChemoCentryx	Dermira
Endocyte	Flexion Therapeutics	Geron
Idera Pharmaceuticals	Intra-Cellular Therapies	La Jolla Pharmaceutical
Omeros	SIGA Technologies	Tetraphase Pharmaceuticals

Based on the selected peer group, in December 2017, Radford made recommendations to the Compensation Committee regarding cash (base salary and targeted bonus) for each executive officer position for 2018 and beyond.

When the Compensation Committee met to consider these matters in December 2017, it determined to adopt a compensation philosophy based on Radford’s advice to, over time, move executive compensation (including equity compensation) from the less than 25th percentile to the 50th percentile over a three-year period. As part of implementing that philosophy, the Committee determined to increase base salaries for executive officers between 8% and 15%, and to establish bonus targets for executive officers of 55% for the Company’s CEO to 40% for the Company’s other executive officers. The Committee also made grants of stock options to the Company’s executive officers for 2017 services, which were to be granted effective as of January 2, 2018.

The base and bonus compensation for executive officers, as well as the option grants made to executive officers in 2018 is described in the tables below.

In August 2018, the Compensation Committee confirmed the goals and objectives that had been discussed earlier in the year by the committee for the payment of 2018 cash bonuses. For 2018, the

Compensation Committee determined only to set corporate goals for 2018 cash bonuses to executive officers and not to set individual goals. The objectives selected for 2018 were as follows:

Objective	Weight
Approval of the Firdapse® NDA	50%
Launch preparation/readiness	30%
NDA submission in Q1 2018	5%
NDA accepted for review	10%
Ending year with at least $50 million in cash and investments	5%

100%

At a meeting held in December 2018, after considering our company’s 2018 performance, the Compensation Committee determined that all of the corporate goals and objectives that were established have been achieved.

Based on this decision, the cash bonuses set forth in the “Summary Compensation Table” below were paid to our executive officers.

Summary Compensation Table

The following table sets forth information about the compensation earned during 2018 and 2017 by our Chief Executive Officer and our two most highly compensated officers during the fiscal year ended December 31, 2018.

Awards ($)
Name and Principal Position	Year	Salary ($)	Cash Bonus ($)	Stock (1)	Option (2)	Non-Equity Incentive Compensation	All Other Compensation ($) (3)	Totals ($)
Patrick J. McEnany Chairman, President and CEO	2018 2017	524,236 484,983	332,063 206,233	— —	2,605,205 209,288	— —	— —	3,461,504 900,504
Steven R. Miller, COO and CSO	2018 2017	409,325 374,710	188,600 95,605	— —	1,046,270 125,429	— —	11,000 10,800	1,655,195 606,544
Gary Ingenito, CMO and Head of Regulatory Affairs	2018 2017	399,373 367,195	194,810 93,687	— —	1,046,270 125,429	— —	26,192 8,838	1,666,645 595,149

(1)

The amounts reported are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock unit grants to the executive officers in the listed fiscal year.

(2)

The amounts reported represent the grant date fair value of stock option awards granted in accordance with FASB ASC Topic 718 for the listed year. For additional information on the valuation assumptions used in the calculation of these amounts, see Note 12 to Notes to Consolidated Financial Statements” contained in our 2018 Form 10-K.

(3)	Includes, for Dr. Ingenito, a housing allowance for 2018 and 2017. All other compensation consists of 401(k) employer match.

Employment Agreements and Potential Payments upon Termination or Change in Control

We have an employment agreement with Patrick J. McEnany, our Chairman, President and Chief Executive Officer, which provides for the payment of a base salary plus bonus compensation based on performance. Mr. McEnany’s employment agreement also contains a “change of control” severance arrangement if the employee is not retained in our employment after a change of control. The employment agreement for Mr. McEnany expires on November 8, 2020. After the expiration of his employment agreement, Mr. McEnany becomes an employee-at-will, and he will still be entitled to payments for termination without cause or in the event of a change in control, as set forth below.

Pursuant to the employment agreement that we have with Mr. McEnany, we may terminate his employment at any time for “cause”, in which he would have no right to receive compensation or other benefits for any period after termination. Termination for “cause” may also occur when the executive performs dishonest acts intended to benefit the executive personally, the executive’s willful neglect of the executive’s duties, or failure to perform such duties because of gross negligence on the part of the executive, violation of any obligation under the executive’s employment agreement not remedied by the executive after ten (10) days’ notice of such violation, or the executive’s arrest for, conviction of or plea of nolo contendre to a crime constituting a felony.

In certain circumstances, Mr. McEnany is entitled to severance pay. These circumstances include (i) his voluntary resignation after a change in control or a demotion, or our failure to perform our material obligations under his employment agreement and our failure to remedy such violation within ten (10) days’ notice of such violation, (ii) his termination without cause, (iii) his total and permanent disability, or (iv) his death.

A change in control under our employment agreement with Mr. McEnany includes:

•

the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders made as part of an underwritten public offering of the common stock of the company), in one transaction or a series of related transactions, of more than fifty percent (50%) of the voting power represented by the then-outstanding capital stock of the company to one or more persons (other than to the executive officer or a “group” (as defined under the Securities Exchange Act of 1934) in which the executive officer is a member);

•	the sale of substantially all of the assets of the company (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization); or

•	the liquidation or dissolution of the company.

Under any of those circumstances, the executive’s severance package includes: (i) the payment of any accrued but unpaid annual bonus at the time of termination; (ii) the payment of the executive’s base salary for a period of at least twelve (12) months; and (iii) continuation of the executive’s medical benefits (in case of disability), including to his family (in case of death or disability).

We also have a severance and change of control plan in place that provides for severance if those of our executives designated to participate in the benefits under the Plan are terminated for other than “cause” or if they terminate their employment with us for “good reason”, and for severance compensation in the event of such executive’s termination in connection with a change of control (as all of those terms are defined in the plan).

Under our severance and change of control plan, on a termination without cause or a termination for good reason of a designated executive, the executive will receive one year’s base salary, any accrued bonus prior to termination, 12 month accelerated vesting of stock options, and benefits continuation for one year; provided that the terminated executive agrees to not compete with the company during the period in which severance is paid. Further, under our severance and change of control plan, on termination of a designated executive within one year of a “change of control,” the terminated executive will receive one year’s base salary, full vesting acceleration of stock options, payment in full of any target bonus previously granted for the severance period, and benefits continuation for the severance period, again subject to the terminated executive agreeing not to compete with the company during the period in which severance is paid.

To date, the Compensation Committee has designated that Ms. Grande, Mr. Brennan, Mr. Elsbernd, and Drs. Ingenito and Miller, will receive benefits under the severance and change of control plan. Pursuant to the terms of the plan, once an executive has been designated to participate in the severance benefits afforded by the plan, the Compensation Committee cannot modify the plan as to that designated executive to eliminate any benefits or to modify the definitions used in the plan to the detriment of the designated executive, unless otherwise agreed to by the designated executive.

The following chart sets forth the amounts payable to our CEO and our two most highly compensated employees assuming the event had occurred on December 31, 2018:

Name	Payment Due Upon Termination either by company without Cause or Officer for Good Reason (1)	Payment Due Upon Death or Permanent Disability		Payment Due Upon a Termination by company with Cause or Resignation or Retirement	Payment Due upon a Change of Control (1)
Patrick J. McEnany	$524,236	$524,236		—	$1,048,472
Steven R. Miller	$409,325	—		—	$409,325
Gary Ingenito	$399,373	$399,373	(2)	—	$399,373

(1)	Excludes the value of any bonus due for services prior to termination, the value of health benefits for the term of the severance and the value of any accelerated vesting of stock options.
(2)	Payable under a letter agreement between us and Dr. Ingenito.

Grants of Plan-Based Awards for 2018

The following table provides information relating to options granted during the fiscal year ended December 31, 2018. Options granted on January 2, 2018 related to 2017 services. Options granted on December 19, 2018 related to 2018 services.

Name	Grant Date (1)	Number of Securities Underlying Options (#) (2)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Option Awards
Patrick J. McEnany	1/2/2018	300,000	$4.01	$762,978
Patrick J. McEnany	5/29/2018	500,000	$3.54	$1,127,855
Patrick J. McEnany	12/19/2018	500,000	$2.24	$714,372
Steven R. Miller	1/2/2018	285,000	$4.01	$724,802
Steven R. Miller	12/19/2018	225,000	$2.24	$321,468
Gary Ingenito	1/2/2018	285,000	$4.01	$724,802
Gary Ingenito	12/19/2018	225,000	$2.24	$321,468

(1)	Options granted effective as of 1/2/2018 were granted by the Compensation Committee at a meeting prior to the grant date and related to 2017 services.
(2)

All options vest one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date, and one-third on the third anniversary of the grant date, and expire on the seventh anniversary of the grant date.

Securities Authorized for Issuance under Equity Compensation Plans

The following table gives information about our common stock that may be issued upon the exercise of options as of December 31, 2018:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for equity compensation plans
Securities issued under the 2014 and 2018 Plans	10,532,500	$2.54	3,620,603

2018 Stock Incentive Plan

In February 2018, our Board adopted the 2018 Plan, which became effective in May 2018 when the 2018 Plan was approved by our stockholders at the 2018 annual meeting of stockholders. We have reserved an aggregate of 7,500,000 shares for issuance under the 2018 Plan.

As of March 29, 2019, stock options to purchase 10,614,500 shares of our common stock, at exercise prices ranging from $0.79 to $4.64 per share, had been granted under the 2014 Plan and the 2018 Plan, and 3,473,603 shares remain eligible for grant under the 2018 Plan.

Administration

The Compensation Committee of the Board administers the 2018 Plan and determines which persons will receive grants of awards and the type of award to be granted to such persons. The Compensation Committee will also interpret the provisions of the 2018 Plan and make all other determinations that it deems necessary or advisable for the administration of the 2018 Plan.

Eligibility to Participate in the 2018 Plan

All eligible individuals are able to participate in the 2018 Plan. Eligible individuals include our directors, officers, employees, independent contractors and consultants, as well as individuals who have accepted an offer of employment with us.

Form of Awards

Awards under the 2018 Plan may be granted in any one or all of the following forms: (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) stock options that are not Incentive Stock Options (“Non-Qualified Stock Options”, unless otherwise noted herein, “Options” refers to both Incentive Stock Options and Non-Qualified Stock Options), (iii) the right to receive all or some portion of the increase in value of a fixed number of shares of the Company’s common stock (“Stock Appreciation Rights” or “SARs”), which may be awarded either in tandem with Options or on a stand-alone basis, (iv) shares of Common Stock that are restricted (“Restricted Shares”), (v) the right to receive shares of the Company’s common stock at the end of a specified period (“RSUs”), (vi) the right to receive a fixed number of shares of the Company’s common stock, or the cash equivalent, which is contingent on the achievement of certain performance goals (“Performance Shares”), and (vii) the right to receive a designated dollar value, or shares of the Company’s common stock of the equivalent value, which is contingent on the achievement of certain performance goals (“Performance Units”).

Stock Options

Options may be granted under the 2018 Plan for the purchase of shares of our common stock. The Compensation Committee may designate Options as either Incentive Stock Options or Non-Qualified Stock Options. The term of each Option granted will be determined by the Compensation Committee. However, no Incentive Stock Option will be exercisable more than ten years after the date it is granted, or in the case of an Incentive Stock Option granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company (a “10% Stockholder”), more than five years after the date it is granted.

The purchase price per share under each Incentive Stock Option will be specified by the Compensation Committee, but in no event may it be less than 100% of the market price per share of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a 10% Stockholder, the purchase price per share must not be less than 110% of the market price of our common stock on the date of grant.

Options may be exercised in whole or in part. Payment for such exercise must be made in cash or through the delivery to the Company of shares of common stock previously owned by the Option holder. The Compensation Committee, in its sole and absolute discretion, may allow other forms of payment.

Stock Appreciation Rights

Stock Appreciation Rights may be awarded by the Compensation Committee in such amounts and on such terms and conditions as the Compensation Committee shall determine, in its sole and absolute discretion. The terms and conditions of any Stock Appreciation Right shall be substantially identical to the terms and conditions that would apply if the grant of such Stock Appreciation Right had been the grant of an Option.

Upon exercise of a Stock Appreciation Right, the owner of such Stock Appreciation Right shall be entitled to receive payment in cash, in shares of common stock, or a combination thereof, as determined by the Compensation Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the fair market value of a share of common stock on the date of exercise over the fair market value of the common stock on the grant date, by the number of shares of common stock with respect to which the Stock Appreciation Rights are being exercised.

Restricted Stock

Shares of Restricted Stock may be granted, in such amounts and on such terms and conditions as the Compensation Committee may determine, in its sole and absolute discretion. The Compensation Committee shall impose such restrictions on any Restricted Stock granted under the 2018 Plan as it may deem advisable.

Except as provided by the Compensation Committee in its sole and absolute discretion, Restricted Stock granted under the 2018 Plan will vest over a four year period after the grant date in equal annual increments of 25%. Shares of Restricted Stock may also be granted subject to performance goals, and such shares will be released from restrictions only after the attainment of such performance goals has been certified by the Compensation Committee.

Unless otherwise provided by the Compensation Committee, until the expiration of all applicable restrictions, and subject to the terms of the Plan, (i) the Restricted Stock is treated as outstanding common stock in the Company, (ii) the participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the participant holding shares of Restricted Stock is entitled to all dividends and other distributions paid with respect to such shares while they are so held.

RSUs

RSUs may be granted, in such amounts and on such terms and conditions as the Compensation Committee may determine, in its sole and absolute discretion. The Compensation Committee shall impose such restrictions on any RSUs granted under the 2018 Plan as it may deem advisable.

Unless otherwise provided by the Compensation Committee in an award agreement, upon the expiration of all applicable restrictions, shares of the Company’s common stock will be paid within 60 days following the date the restrictions lapse. Participant’s holding RSUs will not have any rights of a stockholder until the underlying shares of the Company’s common stock are delivered.

Performance Shares and Performance Units

Performance Shares and Performance Units may be granted, in such amounts and on such terms and conditions as the Compensation Committee may determine, in its sole and absolute discretion. Performance Shares and Performance Units will be subject to the attainment of one or more pre-established performance goals. Such performance goals shall be established by the Committee in writing (other than options and SARs) and shall be based on one or more of the following business criteria: (i) the attainment of certain target levels of, or a specified increase in, the Company’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax profits including, without limitation, that attributable to the Company’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, the Company’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, the Company’s operational costs, or a component thereof; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, the Company’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, the Company’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of the Company’s common stock; (xi) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization); and/or attainment of synergies and cost reductions in connection with mergers, acquisitions and similar corporate transactions involving the Company.

As soon as practicable after the end of a performance period (as set forth by the Compensation Committee), the Compensation Committee shall determine to what extent the Performance Shares or Performance Units have been earned on the basis of the Company’s performance.

Transferability of Awards

Awards are non-transferable other than by will or by the laws of descent and distribution or as otherwise expressly allowed by the Compensation Committee pursuant to a gift to members of an eligible person’s immediate family. The gift may be directly or indirectly transferred, by means of a trust, partnership, or otherwise. Stock options and SARs may be exercised only by the optionee, any such permitted transferee or a guardian, legal representative or beneficiary.

Treatment of Awards upon a Change in Control

If there is a change in control of Catalyst Pharmaceuticals, Inc., any award that is not exercisable and vested may immediately become exercisable and vested in the sole and absolute discretion of the Compensation Committee. Vested awards will be deemed earned and payable in full. The Compensation Committee may also terminate the awards, entitling participants to a cash payment. If we are liquidated or dissolved, awards may also be converted into the right to receive liquidation proceeds. In the event that the Compensation Committee does not terminate or convert an award upon a change of control, then the award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation.

Amendments, Modifications and Termination

Our Board may, at any time, amend, suspend or terminate the 2018 Plan, but the Board may not impair the rights of holders of outstanding awards without the holder’s consent. No amendment to the 2018 Plan may be made without consent of our stockholders. In the event that an award is granted to a person residing outside of the United States, the Board may, at its discretion, modify the terms of the agreement to comply with the laws of the country of which the eligible individual is a resident. The 2018 Plan will terminate 10 years after its effective date.

2014 Stock Incentive Plan

In February 2014, our Board adopted the 2014 Plan, which became effective in May 2014 when the 2014 Plan was approved by our stockholders at the 2014 annual meeting of stockholders. Amendments adding additional shares to the 2014 Plan were approved by our stockholders at the 2016 annual meeting of stockholders and the 2017 annual meeting of stockholders. Following adoption of the 2018 Plan, no additional shares will be issued under the 2014 Plan.

Administration. The Compensation Committee administers the 2014 Plan and makes all determinations that it deems necessary or advisable for the administration of the 2014 Plan.

Transferability of Awards. Awards are non-transferable other than by will or by the laws of descent and distribution or as otherwise expressly allowed by the Compensation Committee pursuant to a gift to members of an eligible person’s immediate family. The gift may be directly or indirectly transferred, by means of a trust, partnership, or otherwise. Stock options and SARs may be exercised only by the optionee, any such permitted transferee or a guardian, legal representative or beneficiary.

Change of control. If there is a change in control of our company, any award that is not exercisable and vested may immediately become exercisable and vested in the sole and absolute discretion of the Compensation Committee. Vested awards will be deemed earned and payable in full. The Compensation Committee may also terminate the awards, entitling participants to a cash payment. If our company is liquidated or dissolved, awards may also be converted into the right to receive liquidation proceeds. In the event that the Compensation Committee does not terminate or convert an award upon a change of control, then the award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation.

Amendments, Modifications and Termination. Our Board may, at any time, amend, suspend or terminate the 2014 Plan, but the Board may not impair the rights of holders of outstanding awards without the holder’s consent. No amendment to the 2014 Plan may be made without consent of our stockholders. The 2014 Plan will terminate 10 years after its effective date.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding equity-based awards held by our CEO and our two other most highly compensated employees as of December 31, 2018.

	OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Patrick J. McEnany	300,000 300,000	— —	— —	3.12 2.53	08/28/21 12/30/22	— —	— —	— —	— —
	200,000	—	—	0.79	06/15/23	—	—	—	—
	166,666	83,334	—	1.13	01/03/24	—	—	—	—
	100,000	200,000	—	4.01	01/02/25
	—	500,000	—	3.54	05/29/25	—	—	—	—
	—	500,000	—	2.24	12/19/25	—	—	—	—
Steven R. Miller	185,000 150,000 100,000	— — —	— — —	3.12 2.53 0.79	08/28/21 12/30/22 06/15/23	— — —	— — —	— — —	— — —
	100,000	50,000	—	1.13	01/03/24	—	—	—	—
	95,000	190,000	—	4.01	01/02/25	—	—	—	—
	—	225,000	—	2.24	12/19/25	—	—	—	—
Gary Ingenito	150,000 150,000	— —	— —	4.13 2.53	06/30/22 12/30/22	— —	— —	— —	— —
	100,000	—	—	0.79	06/15/23	—	—	—	—
	100,000	50,000	—	1.13	01/03/24	—	—	—	—
	95,000	190,000	—	4.01	01/02/25	—	—	—	—
	—	225,000	—	2.24	12/19/25	—	—	—	—

Option Exercises

No stock options were exercised during the year ended December 31, 2018 by our CEO or by any of our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation – Discussion and Analysis required by Item 402(b) of Regulation S-K of the SEC’s rules and regulations with management and based on such review and discussions the Compensation Committee recommended to the Board of Directors that the Compensation – Discussion and Analysis be included in our proxy statement for the 2019 Annual Meeting.

The Compensation Committee

David S. Tierney, Chair

Richard J. Daly

Charles B. O’Keeffe

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report above shall not be incorporated by reference into any such filings.

COMPENSATION OF DIRECTORS

Fiscal 2018 Director Compensation

The following table provides information regarding compensation earned by our non-employee directors for the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) (2) ($)	Total ($)
Philip H. Coelho	55,500	161,010	216,510
Charles B. O’Keeffe	77,500	161,010	238,510
David S. Tierney	56,000	161,010	217,010
Donald A. Denkhaus	59,000	161,010	220,010
Richard Daly	50,000	161,010	211,010

(1)	The amounts reported in this column represent the grant date fair value of stock option awards granted in accordance with FASB ASC Topic 718 for 2018.
(2)	The aggregate number of stock options held by each non-employee director as of December 31, 2018 is indicated in the table below:

Name	Number of Options
Philip H. Coelho	290,000
Charles B. O’Keeffe	290,000
David S. Tierney	290,000
Donald A. Denkhaus	290,000
Richard Daly	290,000

Compensation of Directors Generally

For 2018, non-employee directors received an annual retainer of $40,000, the chairs of the Audit, Compensation and Nominating & Corporate Governance Committees received an additional retainer of $15,000, $12,000 and $8,000, respectively, and members of the Audit, Compensation and N&CG Committees received an additional retainer of $7,500, $6,000 and $4,000, respectively. Additionally, the Lead Director receives an additional fee of $20,000 for his services as lead director. No meeting fees are paid. Further, directors receive annual stock option grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date for the 2019 annual meeting of stockholders, we had 102,804,257 shares of our common stock outstanding. The following table sets forth, as of the date of this Proxy Statement, certain information regarding the shares of common stock owned of record or beneficially by (i) each person who owns beneficially more than 5% of our outstanding common stock; (ii) each of our directors and executive officers; and (iii) all directors and officers as a group.

	Shares Beneficially Owned (1)
Name	Number	Percentage
Consonance Capital Management LP (2)	13,260,963	12.9
BlackRock, Inc. (3)	6,970,873	6.8
Broadfin Capital, LLC (4)	6,268,298	6.1
Patrick J. McEnany (5)	5,804,359	5.6
Charles B. O’Keeffe (6)	808,376		*
David S. Tierney (6)	570,541		*
Philip H. Coelho (6)	480,427		*
Richard Daly (7)	265,000		*
Donald A. Denkhaus (7)	490,000		*
Steven R. Miller (8)	1,287,687	1.3
Alicia Grande (9)	1,011,346	1.0
Gary Ingenito (10)	595,000		*
Brian Elsbernd (11)	158,333		*
Daniel Brennan (12)	3,094		*
All officers and directors as a group (14 persons) (13)	11,474,163	10.7

*	Less than one percent
(1)

Unless otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares beneficially owned. Further, unless otherwise indicated, the address for each person named in this table is c/o Catalyst Pharmaceuticals, Inc.

(2)

Reported in a Schedule 13G filed by Consonance Capital Management on March 6, 2019. According to the Schedule 13G, Consonance’s address is 1370 Avenue of the Americas, Suite 3301, New York, New York 10019.

(3)	Reported in a Schedule 13G filed by BlackRock on February 8, 2019. According to the Schedule 13G, BlackRock’s address is 55 East 52nd Street, New York, New York 10055.
(4)	Reported in a Schedule 13G filed by Broadfin on February 13, 2019. According to the Schedule 13G, Broadfin’s address is 300 Park Avenue, 25th Floor, New York, New York 10022.
(5)

Includes options to purchase 1,066,666 shares of our common stock, of which (i) 300,000 shares are exercisable at a price of $3.12 per share, (ii) 300,000 shares are exercisable at a price of $2.53 per share, (iii) 200,000 shares are exercisable at an exercise price of $0.79 per share, (iv) 166,666 shares that are exercisable at an exercise price of $1.13 per share, and (v) 100,000 shares are exercisable at a price of $4.01 per share. Excludes: (i) unvested stock options to purchase 83,334 shares at a price of $1.13 per share that will vest on January 3, 2020, (ii) unvested stock options to purchase 200,000 shares at a price of $4.01 per share that will vest in two annual tranches beginning on January 2, 2020, (iii) 500,000 shares at a price of $3.54 per share that will vest in three annual tranches beginning on May 29, 2019, (iv) 500,000 shares at a price of $2.24 per share that will vest in three annual tranches beginning on December 19, 2019, and (v) 145,921 shares of common stock owned by Mr. McEnany’s spouse.

(6)

Includes options to purchase 265,000 shares of our common stock, of which (i) 50,000 shares are exercisable at a price of $3.12 per share, (ii) 40,000 shares are exercisable at a price of $2.53 per share, (iii) 60,000 shares are exercisable at a price of $1.13 per share, (iv) 50,000 shares are exercisable at a price of $0.79 per share, (v) 40,000 shares are exercisable at a price of $4.01 per share, and (vi) 25,000 shares are exercisable at a price of $2.24 per share. Excludes unvested stock options to purchase 25,000 shares of our common stock at a price of $2.24 per share that will vest on December 19, 2019.

(7)	Includes options to purchase 265,000 shares of our common stock, of which (i) 50,000 shares are exercisable at a price of $3.35 per share, (ii) 40,000 shares are exercisable at a price of $2.53 per share, (iii) 60,000 shares are exercisable at a price of $1.13 per share, (iv) 50,000 shares are exercisable at a price of $0.79 per share, (v) 40,000 shares are exercisable at a price of $4.01 per share, and (vi) 25,000 shares are exercisable at a price of $2.24 per share. Excludes unvested stock options to purchase 25,000 shares of our common stock at a price of $2.24 per share that will vest on December 19, 2019.
(8)

Includes options to purchase 630,000 shares of our common stock, of which (i) 185,000 shares are exercisable at a price of $3.12 per share, (ii) 150,000 shares are exercisable at a price of $2.53 per share, (iii) 100,000 shares are exercisable at a price of $0.79 per share, (iv) 100,000 shares are exercisable at a price of $1.13 per share, and (v) 95,000 shares are exercisable at a price of $4.01 per share. Excludes (i) unvested stock options to purchase 50,000 shares at a price of $1.13 per share that will vest on January 3, 2020, (ii) unvested stock options to purchase 190,000 shares at a price of $4.01 per share that will vest in two annual tranches beginning on January 2, 2020, and (iii) unvested stock options to purchase 225,000 shares at a price of $2.24 per share that will vest in three annual tranches beginning on December 19, 2019.

(9)

Includes options to purchase 615,000 shares of our common stock, of which (i) 170,000 shares are exercisable at a price of $3.12 per share, (ii) 150,000 shares are exercisable at a price of $2.53 per share, (iii) 100,000 shares are exercisable at a price of $0.79 per share, (iv) 100,000 shares are exercisable at a price of $1.13 per share, and (v) 95,000 shares are exercisable at a price of $4.01 per share. Excludes (i) unvested stock options to purchase 50,000 shares at a price of $1.13 per share that will vest on January 3, 2020, (ii) unvested stock options to purchase 190,000 shares at a price of $4.01 per share that will vest in two annual tranches beginning on January 2, 2020, and (iii) unvested stock options to purchase 225,000 shares at a price of $2.24 per share that will vest in three annual tranches beginning on December 19, 2019.

(10)

Includes options to purchase 595,000 shares of our common stock, of which (i) 150,000 shares are exercisable at a price of $4.13 per share, (ii) 150,000 shares are exercisable at a price of $2.53 per share, (iii) 100,000 shares are exercisable at a price of $0.79 per share, (iv) 100,000 shares are exercisable at a price of $1.13 per share, and (v) 95,000 shares are exercisable at a price of $4.01 per share. Excludes (i) unvested stock options to purchase 50,000 shares at a price of $1.13 per share that will vest on January 3, 2020, (ii) unvested stock options to purchase 190,000 shares at a price of $4.01 per share that will vest in two annual tranches beginning on January 2, 2020, and (iii) unvested stock options to purchase 225,000 shares at a price of $2.24 per share that will vest in three annual tranches beginning on December 19, 2019.

(11)

Includes options to purchase 158,333 shares of our common stock, of which (i) 65,000 shares are exercisable at a price of $1.85 per share, (ii) 40,000 shares are exercisable at a price of $0.79 per share, (iii) 33,333 shares are exercisable at a price of $1.13 per share, and (iv) 20,000 shares are exercisable at a price of $4.01 per share. Excludes (i) unvested stock options to purchase 16,667 shares at a price of $1.13 per share that will vest on January 3, 2020, (ii) unvested stock options to purchase 40,000 shares at a price of $4.01 per share that will vest in two equal tranches beginning on January 2, 2020, and (iii) unvested stock options to purchase 225,000 shares at a price of $2.24 per share that will vest in three equal tranches beginning on December 19, 2019.

(12)

Excludes (i) unvested stock options to purchase 400,000 shares at a price of $3.41 per share that will vest in three equal tranches beginning on June 13, 2019, and (ii) unvested stock options to purchase 115,000 shares at a price of $2.24 per share that will vest in three equal tranches beginning on December 19, 2019.

(13)

Includes options to purchase 4,389,999 shares of our common stock at prices ranging from $0.79 per share to $4.13 per share. Excludes unvested stock options to purchase 4,095,001 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since 2017, we have had no transactions or proposed transactions in which we were or are to be participants and in which any related person had or will have a direct or indirect material interest.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our certificate of incorporation and bylaws provide for a board of directors elected annually for one-year terms. The Board has no reason to believe that any of the persons named will be unable to serve if elected. If any nominee is unable to serve as a director, the enclosed proxy will be voted for a substitute nominee selected by the Board.

Nominees for Director

The nominees for director are as follows:

Name	Age	Director Since
Patrick J. McEnany	71	January 2002
Philip H. Coelho	75	October 2002
Charles B. O’Keeffe	79	December 2004
David S. Tierney, M.D.	55	October 2002
Richard J. Daly	57	February 2015
Donald A. Denkhaus	73	February 2015

Biographical information about each of our candidates for director is contained above in “Our Board of Directors.”

Consideration of Future Nominees

The Nominating & Corporate Governance Committee will consider director candidates recommended by our stockholders. Any stockholder wishing to submit a recommendation with respect to the 2020 Annual Meeting of Stockholders should send a signed letter of recommendation to us at 355 Alhambra Circle, Suite 1250, Coral Gables, Florida 33134, Attention: Corporate Secretary. To be considered, recommendation letters must be received between January 24, 2020 and February 23, 2020, and must include: (i) all information about the nominee required to be disclosed in solicitations of proxies in an election contest; (ii) the written consent of the nominee to the nomination and such nominee’s willingness to serve if elected; and (iii) the name and address of the stockholder making such recommendation, the class and number of shares of capital stock the stockholder owns, and a representation by the stockholder that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear, in person or by proxy, to propose such nomination.

Vote Required

The election of directors requires a plurality of the votes cast by the holders of our common stock. A “plurality” means the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors.

The Board of Directors recommends a vote in favor of the six persons listed above who have been nominated for election to the Board of Directors.

PROPOSAL TWO

ADVISORY VOTE ON THE 2018 COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we include in our proxy statement no less often than every three (3) years a non-binding, advisory stockholder vote to approve the compensation of our named executive officers as described above under Compensation—Disclosure and Analysis, including the compensation tables contained therein, which is set forth beginning on page 13 of this Proxy Statement. Our last advisory vote on our named executive officers’ compensation was held at our 2018 Annual Meeting of Stockholders.

This proposal, commonly known as a “say-on-pay” proposal, is a non-binding vote, but it gives stockholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not to address any specific item of compensation, but rather the overall compensation of our named executive officers.

Accordingly, the following resolution is submitted for stockholder vote at the Annual Meeting:

RESOLVED, that the stockholders of Catalyst Pharmaceuticals, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the Annual Meeting of Stockholders to be held on May 23, 2019, pursuant to Item 402 of Regulation S-K, including the narrative discussion of executive compensation, the accompanying tabular disclosure regarding named executive officer compensation and the corresponding narrative disclosure and footnotes.

This vote is advisory, which means that it is not binding on the Company, our Board or the Compensation Committee of our Board. The Company recognizes that stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the compensation of our named executive officers. The Board and the Compensation Committee will take into account the outcome of the vote; however, when considering the compensation of our named executive officers, the Board may decide that it is in the best interest of stockholders and the Company to continue its current compensation practices regardless of the result of the votes on this proposal.

We had previously determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on a triennial (every three years) basis. However, the Board has since determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be held at the 2020 Annual Meeting of Stockholders.

The Board of Directors recommends a vote in favor of the approval, on an advisory basis, of the compensation paid to our named executive officers in 2018, as disclosed in this proxy statement.

PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

The Board of Directors had previously recommended that advisory votes on executive compensation occur once every three years (triennially). However, after further consideration, the Board has recommended that stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis.

The Company encourages its stockholders to evaluate the Company’s executive compensation programs over a multi-year horizon and to review its named executive officers’ compensation over the past two fiscal years as reported in the Summary Compensation Table above. In addition, the Company believes that an annual advisory vote on executive compensation reflects the appropriate time frame for the Compensation Committee and the Board of Directors to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to its executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for stockholders to see and evaluate the Compensation Committee’s actions in context.

This vote is advisory, which means that it is not binding on the Company, our Board of Directors or the Compensation Committee of our Board of Directors. The Company recognizes that stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation. The Board of Directors and the Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, the Board of Directors may decide that it is in the best interest of stockholders and the Company to hold an advisory vote on executive compensation on a different schedule than the one recommended by stockholders.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of annually (every year), biennially (every two years) or triennially (every three years), or abstain, when voting in response to the resolution set forth below:

RESOLVED, that stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years or every three years.

The proxy card provides shareholders with the opportunity to choose from among four options (holding the vote annually (every year), biennially (every two years), or triennially (every three years), or abstain from voting) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The Board of Directors recommends that stockholders vote to conduct future advisory votes on named executive officer compensation each year.

PROPOSAL FOUR

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The purpose of this proposal is the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019. Grant Thornton has served as our independent registered public accounting firm since 2006. The Audit Committee may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the stockholders, and the Audit Committee would do so if it were in our best interest and the best interest of our stockholders. Grant Thornton provided services in connection with the audit of our financial statements and our internal control over financial reporting at December 31, 2018 and for the year ended December 31, 2018. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Audit Fees

Information about fees paid to Grant Thornton in fiscal years 2018 and 2017 are contained above in “Independent Auditor’s Fees”

Pre-Approval of Audit Functions

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for us by our independent registered public accounting firm or any other auditing or accounting firm. 100% of the services provided to us by Grant Thornton in 2018 and 2017 were pre-approved by the Audit Committee.

The Board of Directors recommends that stockholders approve the proposal to ratify the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2019.

OTHER MATTERS

The Board is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of proxy holders.

CONTACTING THE BOARD OF DIRECTORS

Stockholders may communicate with the board of directors by directing their communications in a hard copy (i.e. non-electronic) written form to the attention of one or more members of the Board of Directors, or to the Board of Directors collectively, at our principal executive office located at 355 Alhambra Circle, Suite 1250, Coral Gables, Florida 33134, Attention: Corporate Secretary. A stockholder communication must include a statement that the author of such communication is a beneficial or record owner of shares of our common stock. Our corporate secretary will review all communications meeting the requirements discussed above and will remove any communications relating to (i) the purchase or sale of our products or services; (ii) communications from suppliers or vendors relating to our obligations to such supplier or vendor; (iii) communications from pending or threatened opposing parties in legal or administrative proceedings regarding matters not related to securities law matters or fiduciary duty matters, and (iv) any other communications that the corporate secretary deems, in his reasonable discretion, to be unrelated to our business. The corporate secretary will compile all communications not removed in accordance with the procedure described above and will distribute such qualifying communications to the intended recipient(s). A copy of any qualifying communications that relate to our accounting and auditing practices will also be automatically sent directly to the chair of the Audit Committee, whether or not it was directed to such person.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2020 Annual Meeting of Stockholders must be received by our corporate secretary not later than December 19, 2019 at our principal executive offices, 355 Alhambra Circle, Suite 1250, Coral Gables, Florida 33134, Attention: Corporate Secretary, for inclusion in the proxy statement and proxy relating to the 2020 Annual Meeting of Stockholders. Additionally, we must receive notice of any stockholder proposal to be submitted at the 2020 Annual Meeting of Stockholders (but not required to be in our proxy statement) by January 20, 2020, or such proposal will be considered untimely pursuant to Rule 14a-5(e) and 14a-8 under the Exchange Act. The persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

ADDITIONAL INFORMATION

We are delivering our Annual Report to our stockholders with this Proxy Statement. We will furnish without charge to any stockholder submitting a written request, our 2018 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and any schedules thereto. Such written requests should be directed to our Corporate Secretary at the address set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick J. McEnany
Chairman of the Board
Coral Gables, Florida
April 15, 2019

CATALYST PHARMACEUTICALS, INC.

355 Alhambra Circle, Suite 1250

Coral Gables, Florida 33134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick J. McEnany and Alicia Grande, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of common stock, $0.001 par value per share, of Catalyst Pharmaceuticals, Inc., a Delaware corporation (the “Company”) which the undersigned would be entitled to vote at the 2019 Annual Meeting of Stockholders to be held at 9:00 a.m. local time, on Thursday, May 23, 2019 or any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present upon the matters referred to in this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1.	PROPOSAL ONE — Election of Directors

To elect the following persons as Directors of the Company:

For a one year term

Patrick J. McEnany

Philip H. Coelho

Charles B. O’Keeffe

David S. Tierney, M.D.

Donald A. Denkhaus

Richard Daly

☐	FOR ALL NOMINEES except as indicated

☐	WITHHOLD AUTHORITY to vote for all nominees (INSTRUCTION: To withhold authority for an individual nominee, strike a line through that nominee’s name in the list above.)

2.	PROPOSAL TWO — To approve, on an advisory basis, the 2019 compensation of our named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL THREE — To select, on an advisory basis, the frequency of “say-on-pay” votes.

☐ ANNUALLY (every year)	☐ BIENNIALLY (every other year)

☐ TRIENNIALLY (every third year)	☐ ABSTAIN

4. PROPOSAL FOUR —	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	PROPOSAL FIVE — To transact such other business as may properly come before the meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders dated April 15, 2019, and the accompanying Proxy Statement.

Date:                         , 2019.

Signature

Name(s) (typed or printed)

Address(es)

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

2